Acquisition of Sumner Bank & Trust February 13, 2013 Exhibit 99.1

ACQUISITION OF SUMNER BANK & TRUST
HopFed Bancorp, Inc.
Strategic Considerations Financial Considerations
Significant addition to presence in Nashville MSA –
adds 3 branches and 3 loan production offices
Sumner leadership will remain and lead our efforts in
these new markets
Our infrastructure is equipped to allow us to become a
$1.5B asset-sized banking organization and we can
easily absorb Sumner
Improves deposit mix and pricing
Sumner mortgage banking business is impressive
Attractive new market demographics
Cash transaction priced at 111% of Tangible Book
Value
Significantly earnings accretive
Moderate tangible book value per share dilution with
earn-out in less than 2.5 years
Fully realized cost savings expected to be more than
$2.0 million per year
Capital ratios will be levered, but remain strong

Gallatin II
Gallatin I
Hendersonville
Lebanon
Franklin
Jackson
HopFed Bancorp (18)
Sumner Bank & Trust Branch (3)
Sumner Loan Production Office (3)

RAYMOND JAMES®

PRO FORMA BRANCH MAP
Branch Summary
Gallatin I
780 Browns Lane
Gallatin, TN 37066
2012 Deposits: $55,306
2011 Deposits: $46,531
Gallatin II
240 W Broadway
Gallatin, TN 37066
2012 Deposits: $55,848
2011 Deposits: $56,364
Hendersonville
255 Indian Lake Blvd
Hendersonville, TN 37075
2012 Deposits: $28,083
2011 Deposits: $16,039
Source: SNL Financial
HopFed Bancorp, Inc.
For the period ended June 30
(Dollars in Thousands)